UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2004

CROWN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-50189	75-3099507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA		19154-4599
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      215-698-5100

TABLE OF CONTENTS

Item 9. REGULATION FD DISCLOSURE

Item 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

SIGNATURE

INDEX TO EXHIBITS

EX-99.1 PRESS RELEASE

EX-99.2 PRESS RELEASE

Item 9. Regulation FD Disclosure

     On February 4, 2004, Crown Holdings, Inc. issued a press relese announcing that it has commenced concurrent tender offers for certain series of outstanding notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 12. Results of Operations and Financial Condition

     On February 4, 2004, Crown Holdings, Inc. issued a press release announcing its earnings for the fourth quarter of 2003. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

     The press release includes free cash flow, which is a non-GAAP measure consisting of net cash provided by operating activities less capital expenditures. Free cash flow is presented because the Company believes that it is a useful measure of the cash generated from operations and liquidity. Free cash flow, as the Company calculates it, may not be comparable to calculations of similarly titled measures by other companies and does not represent and should not be considered as an alternative to net cash provided by operating activities or any other measure for determining liquidity that is calculated in accordance with GAAP. Free cash flow does not reflect cash available for discretionary activities and the Company is required under existing debt agreements to use a substantial portion of free cash flow to repay outstanding indebtedness.

     The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

     Exhibit Index

           99.1     Press Release, dated February 4, 2004, issued by Crown Holdings, Inc.

           99.2     Press Release, dated February 4, 2004, issued by Crown Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ Thomas A. Kelly
Thomas A. Kelly
Vice President and Corporate Controller

Dated:  February 5, 2004

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release, dated February 4, 2004, issued by Crown Holdings, Inc.

99.2	Press release, dated February 4, 2004, issued by Crown Holdings, Inc.

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